UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2016

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

Universal Truckload Services, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2016, Universal Logistics Holdings, Inc., formerly known as Universal Truckload Services, Inc. (the “Company”), issued a press release announcing the Company’s financial and operating results for the thirteen weeks ended April 2, 2016, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As previously disclosed, on February 24, 2016, the Board of Directors of Universal Logistics Holdings, Inc., formerly Universal Truckload Services, Inc. (the “Company”), approved an amendment to the Company’s Restated Articles of Incorporation to change the name of the Company to “Universal Logistics Holdings, Inc.” At the Company’s annual meeting of shareholders held on April 28, 2016 (the “2016 Annual Meeting”), shareholders approved this amendment. Following the 2016 Annual Meeting, the Company filed a certificate of amendment to the Restated Articles of Incorporation with the Corporations Division of the Department of Licensing and Regulatory Affairs of the State of Michigan. A copy of the certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On February 24, 2016, the Board of Directors also approved amending and restating the Company’s Bylaws to reflect the name change to “Universal Logistics Holdings, Inc.” upon the effectiveness of the amendment to the Restated Articles of Incorporation. No other changes were made to the Bylaws. A copy of the Bylaws, as amended and restated, is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s shareholders considered three proposals at its 2016 Annual Meeting held April 28, 2016. Each of the proposals is described in the Company’s definitive proxy statement dated March 22, 2016 (the “Proxy Statement”). A total of 28,262,629 shares, or 99.48% of the total shares outstanding, were represented in person or by proxy at the 2016 Annual Meeting. The final results of votes with respect to the proposals submitted for shareholder vote at the 2016 Annual Meeting are set forth below.

Proposal 1—Election of Directors

The Company’s shareholders elected for a one-year term each person nominated for election as a director as set forth in the Proxy Statement. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Matthew T. Moroun	23,918,360	4,082,829
Manuel J. Moroun	21,238,292	6,762,897
Frederick P. Calderone	23,907,400	4,093,789
Joseph J. Casaroll	24,081,379	3,919,810
Daniel J. Deane	24,744,853	3,256,336
Michael A. Regan	21,245,572	6,755,617
Jeff Rogers	24,418,239	3,582,950
Daniel C. Sullivan	24,644,410	3,356,779
Richard P. Urban	24,632,873	3,368,316
H.E. “Scott” Wolfe	24,042,356	3,958,833

There were 261,440 broker non-votes with respect to this proposal.

Proposal 2—Ratification of Appointment of Independent Registered Public Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2016. The votes on this proposal were as follows:

For	Against	Abstain
28,218,068	38,302	6,259

There were no broker non-votes with respect to this proposal.

Proposal 3—Amendment to Restated Articles of Incorporation to change the name of the Company to Universal Logistics Holdings, Inc.

The Company’s shareholders voted upon and approved the amendment to the Company’s Restated Articles of Incorporation to change the name of the Company to “Universal Logistics Holdings, Inc.”. The votes on this proposal were as follows:

For	Against	Abstain
28,224,094	1,583	36,952

There were no broker non-votes with respect to this proposal.

Item 8.01 OTHER EVENTS

On April 28, 2016, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to the Company’s shareholders of record at the close of business on May 9, 2016, and is expected to be paid on May 19, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On April 28, 2016, the Company issued a press release announcing the voting results of the 2016 Annual Meeting, including the approval by its shareholders of the amendment to its Restated Articles of Incorporation changing the name of the Company to “Universal Logistics Holdings, Inc.” A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Articles of Incorporation dated April 28, 2016.

3.2	Fourth Amended and Restated Bylaws of the Company, as amended effective April 28, 2016.

99.1	Press Release dated April 28, 2016 announcing earnings results and declaration of dividend.

99.2	Press Release dated April 28, 2016 announcing voting results of 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: May 2, 2016	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Articles of Incorporation dated April 28, 2016.

3.2	Fourth Amended and Restated Bylaws of the Company, as amended effective April 28, 2016.

99.1	Press Release dated April 28, 2016 announcing earnings results and declaration of dividend.

99.2	Press Release dated April 28, 2016 announcing voting results of 2016 Annual Meeting.